Exhibit 3.1

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NUBURU, INC.

Nuburu, Inc., a corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. Pursuant to Section 242 of the General Corporation Law, this Certificate of Amendment to Amended and Restated Certificate of Incorporation (this “Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) set forth herein.

2. This Amendment was approved and duly adopted by the board of directors in accordance with Sections 141(f) and 242 of the General Corporation Law, and has been duly approved by the stockholders of the Corporation in accordance with the General Corporation Law.

3. The Certificate is hereby amended by adding the following new paragraph immediately below the third paragraph of Section 1 of Article IV:

Reverse Stock Split. Immediately upon the filing and effectiveness (the “2026 Reverse Split Effective Time”) pursuant to the DGCL of this amendment to this Amended and Restated Certificate of Incorporation, each 4.99 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the 2026 Reverse Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “2026 Reverse Stock Split”). No fractional shares shall be issued in connection with the 2026 Reverse Stock Split and fractional amounts shall be rounded up to a full share. Each certificate that immediately prior to the 2026 Reverse Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined as provided in this Amendment. No changes are being made to the number of authorized shares.

4. This Amendment of the Company shall be effective as of 5:00 p.m. Eastern Time on February 27, 2026.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation as of February [●], 2026.

By:

Name: Alessandro Zamboni

Title: Executive Chairman and Co-Chief

Executive Officer

[Signature Page to Certificate of Amendment]